Exhibit 2.2

AMENDMENT NO. 1 TO THE
COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) TO THE COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) made effective as of the 16th day of July, 2004 (the “Effective Date”) by and among EMAIL REAL ESTATE.COM, INC. (“EMLR”), THE WASHINGTON TRUST (“WT”), R&R BIOTECH PARTNERS, LLC (“R&R”), CHASE FINANCING, INC. (“Chase”) and TURQUOISE PARTNERS, LLC (“Turquoise”). EMLR, WT, R&R, Chase and Turquoise are referred to herein as the “Parties”. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Parties are parties to the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Notwithstanding anything contained in the Agreement, or any schedule to the Agreement, to the contrary, the final number and distribution of the Purchased Shares shall be as follows:

(a)   R&R shall receive 16,547,694 Purchased Shares;

(b)   Turquoise shall receive 2,068,461 Purchased Shares; and

(c)   Chase shall receive 2,068,461 Purchased Shares.

2.   Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.   Counterparts; Facsimile Signatures.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This Amendment may be executed by facsimile signatures.

IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

THE WASHINGTON TRUST

By:	/s/ J. Dean Burden

Name: J. Dean Burden Title: Trustee

EMAIL REAL ESTATE.COM, INC.

By:	/s/ Dan O'Meara

Name: Dan O’Meara Title: President

R&R BIOTECH PARTNERS, LLC

By:	/s/ Thomas G. Pinou

Name: Thomas G. Pinou Title: Chief Financial Officer

TURQUOISE PARTNERS, LLC

By:	/s/ Arnold P. Kling

Name: Arnold P. Kling Title: Managing Member

CHASE FINANCING, INC.

By:	/s/ Robert Herskowitz

Name: Robert Herskowitz Title: President

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